Exhibit (4)(d)

AMERICAN FAMILY LIFE INSURANCE COMPANY

6000 AMERICAN PKWY

MADISON, WI 53783-0001

888 428 5433

ADDITIONAL INSURED RIDER

Flexible Premium Variable Universal Life insurance

This rider is attached to and becomes part of the policy. All applicable conditions and provisions of the policy apply to this rider unless changed by this rider. All applicable conditions and provisions of the policy are modified by this rider to include the additional insured covered under this rider.

DEFINITIONS

The following are key words used in this rider. When these words are used they are in bold type. As you read this rider you can refer to this section for the definition. Other key words that appear in this rider in bold type are defined in the policy to which this rider is attached.

Additional Insured. The person so named in the Application for this rider.

Beneficiary(ies). The person(s) or entity named as the beneficiary(ies) in the application unless later changed, to whom any death benefit is payable upon the death of the additional insured.

Rider Benefit Amount. The benefit amount on the life of the additional insured, shown on the schedule or on an endorsement or amendment.

Rider Date. The date shown on the schedule or on an endorsement or amendment that this rider takes effect and that determines each:

1.	rider year;

2.	rider anniversary; and

3.	rider month.

Rider Termination Date. The rider anniversary date nearest the additional insured’s attained age 65 as shown on the schedule or on an endorsement or amendment.

GENERAL PROVISIONS

Benefit. We will pay, to the beneficiary, the rider benefit amount when We receive at our home office due proof satisfactory to us that the additional insured’s death occurred while coverage under this rider was in force on such additional insured.

We will accept the following as proof of death:

1.	a certified copy of the death certificate;

2.	a statement from the physician in attendance at the time of death;

3.	a finding from a court of competent jurisdiction; or

4.	any other proof of death satisfactory to us.

We will pay interest on the death benefit as required by the law of the state in which this policy is issued.

Changes in Rider Benefit Amount. The rider benefit amount may be increased or decreased upon written request from the owner. Such change however, may not be more or less than our limits for this benefit. Evidence of insurability, satisfactory to us is required to increase the rider benefit amount. Changes in the rider benefit amount may result in premium changes and the cost of this rider will change accordingly.

Cost of Rider. The monthly cost of this rider is based on a rate per thousand of the rider benefit amount and is determined by the additional insured’s attained age, gender and underwriting class. The guaranteed monthly cost of insurance rates are shown on the Table of Guaranteed Cost of Insurance Rates on the schedule and are based on preferred underwriting classes.

If the additional insured is in an underwriting class other than that shown on the Table of Guaranteed Cost of Insurance Rates, the Table of Guaranteed Cost of Insurance Rates may differ from the Table shown on the schedule.

Premium. Premium and monthly deductions will increase if this rider is added to the policy. Changes in insurance coverage also may change the cost of this rider.

Conversion. Subject to our rules then in effect, the owner may convert this rider to any plan of permanent life insurance we have available at the time of application for conversion if:

1.	this rider is in force;

2.	the amount of insurance in force and available for conversion is not less than the minimum issue amount at the time of conversion;

3.	the initial premium is paid; and

4.	the conversion is applied for on or before:

a.	the rider anniversary date nearest the additional insured’s age 60; or

b.	the tenth anniversary of this rider, whichever is earlier.

The amount of insurance under the conversion coverage may not exceed the amount of insurance under this rider on the date of the conversion. The conversion coverage will be issued:

1.	without evidence of insurability;

2.	at the premium rate for the additional insured’s attained age at the time of conversion.

If we do not offer the same underwriting class for the conversion coverage, we will use the most closely related underwriting class we offer at the time of conversion.

We may include the same provisions in the conversion coverage:

1.	to limit death or disability benefits that are in this rider; and

2.	that we include in policies then being issued to persons of the same underwriting class, gender and attained age.

We may require evidence of insurability for any supplemental benefits provided by rider under the conversion coverage.

Our liability under the conversion coverage will begin on the date of the conversion. Our liability under this rider will end on the date immediately preceding the date of conversion.

In no event will payment be made under both the conversion coverage and this rider or any portion of this rider that is converted.

Continuation Upon death of the Primary Insured. If the primary insured dies while this rider is in force, coverage under this rider will continue for 90 days from the date of the primary insured’s death. During the continuation period, any remaining conversion rights under this rider may be exercised by:

1.	the additional insured if the primary insured was the owner of the policy; or

2.	the owner if the owner is someone other than the primary insured.

The application for conversion coverage must be in writing and must be received at our home office during the continuation period.

Incontestability, Misstatement of Age or Gender and Suicide. The Incontestability, Reinstatement and Suicide provisions of the policy are, for the purpose of this rider measured from the rider date.

We may contest the validity of this rider at any time on the grounds of fraudulent misrepresentation.

Reinstatement. If the owner applies to reinstate the policy, we must receive evidence of insurability satisfactory to us for each additional insured. If the evidence of insurability is not satisfactory to us, then the policy and this rider will not be reinstated.

Rider Termination. This rider terminates at 12:00 AM on the earliest of:

1.	the rider termination date;

2.	the date the policy terminates, subject to its conditions and provisions;

3.	the date the policy is surrendered by the owner;

4.	the date of any full conversion of coverage under this rider;

5.	the end of the continuation period following the date of the primary insured’s death.

The owner may cancel this rider by sending a written request to us, at our home office. Cancellation takes effect on the monthly deduction day on or following the business day we receive the request, unless a later monthly deduction day is requested.

JACK SALZWEDEL	JAMES ELDRIDGE
PRESIDENT	SECRETARY

TABLE OF GUARANTEED COST OF INSURANCE RATES (non preferred underwriting classes)

Male Non Nicotine

Monthly Rates per Thousand

Attained Age	Substd B	Substd C	Substd D	Substd E	Substd F	Substd H	Substd J	Substd L	Substd P
18	0.11497	0.13412	0.15326	0.17240	0.19153	0.22979	0.26802	0.30624	0.38263
19	0.11747	0.13704	0.15659	0.17615	0.19570	0.23478	0.27384	0.31289	0.39093
20	0.11872	0.13849	0.15826	0.17802	0.19778	0.23727	0.27675	0.31622	0.39508
21	0.11872	0.13849	0.15826	0.17802	0.19778	0.23727	0.27675	0.31622	0.39508
22	0.11872	0.13849	0.15826	0.17802	0.19778	0.23727	0.27675	0.31622	0.39508
23	0.11997	0.13995	0.15992	0.17989	0.19986	0.23977	0.27966	0.31954	0.39923
24	0.12122	0.14141	0.16159	0.18176	0.20194	0.24226	0.28257	0.32286	0.40338
25	0.12247	0.14286	0.16325	0.18364	0.20402	0.24476	0.28548	0.32619	0.40753
26	0.12747	0.14869	0.16991	0.19113	0.21234	0.25474	0.29712	0.33948	0.42413
27	0.13371	0.15598	0.17824	0.20049	0.22274	0.26721	0.31167	0.35609	0.44488
28	0.13122	0.15306	0.17491	0.19675	0.21858	0.26222	0.30585	0.34945	0.43658
29	0.12872	0.15015	0.17158	0.19300	0.21442	0.25723	0.30003	0.34280	0.42828
30	0.12747	0.14869	0.16991	0.19113	0.21234	0.25474	0.29712	0.33948	0.42413
31	0.12622	0.14724	0.16825	0.18926	0.21026	0.25225	0.29421	0.33616	0.41998
32	0.12622	0.14724	0.16825	0.18926	0.21026	0.25225	0.29421	0.33616	0.41998
33	0.12997	0.15161	0.17324	0.19487	0.21650	0.25973	0.30294	0.34613	0.43243
34	0.13246	0.15452	0.17657	0.19862	0.22066	0.26472	0.30876	0.35277	0.44073
35	0.13621	0.15889	0.18157	0.20424	0.22690	0.27220	0.31748	0.36274	0.45318
36	0.14371	0.16764	0.19156	0.21547	0.23938	0.28717	0.33493	0.38267	0.47807
37	0.14995	0.17492	0.19988	0.22483	0.24978	0.29964	0.34948	0.39928	0.49880
38	0.16120	0.18803	0.21486	0.24168	0.26849	0.32208	0.37564	0.42917	0.53612
39	0.17119	0.19969	0.22818	0.25666	0.28512	0.34203	0.39890	0.45573	0.56927
40	0.18243	0.21280	0.24316	0.27350	0.30383	0.36447	0.42506	0.48560	0.60656
41	0.19742	0.23028	0.26313	0.29596	0.32878	0.39438	0.45992	0.52542	0.65626
42	0.21616	0.25213	0.28808	0.32402	0.35995	0.43175	0.50349	0.57517	0.71834
43	0.23739	0.27689	0.31637	0.35583	0.39527	0.47410	0.55285	0.63153	0.78866
44	0.26236	0.30601	0.34963	0.39323	0.43681	0.52390	0.61089	0.69780	0.87133
45	0.29108	0.33949	0.38788	0.43624	0.48457	0.58114	0.67761	0.77396	0.96632
46	0.31855	0.37152	0.42446	0.47736	0.53023	0.63588	0.74138	0.84675	1.05710
47	0.34851	0.40645	0.46435	0.52221	0.58003	0.69556	0.81092	0.92612	1.15603
48	0.36598	0.42682	0.48762	0.54837	0.60908	0.73036	0.85146	0.97238	1.21370
49	0.38595	0.45010	0.51420	0.57826	0.64226	0.77012	0.89777	1.02524	1.27957
50	0.41466	0.48356	0.55241	0.62121	0.68995	0.82725	0.96432	1.10117	1.37418
51	0.44835	0.52284	0.59726	0.67162	0.74590	0.89428	1.04239	1.19024	1.48513
52	0.49451	0.57664	0.65869	0.74066	0.82255	0.98608	1.14929	1.31218	1.63698
53	0.54441	0.63479	0.72508	0.81527	0.90537	1.08525	1.26475	1.44386	1.80089
54	0.60801	0.70891	0.80969	0.91035	1.01088	1.21158	1.41179	1.61151	2.00950
55	0.68655	0.80043	0.91415	1.02771	1.14111	1.36745	1.59317	1.81826	2.26660
56	0.76632	0.89335	1.02019	1.14683	1.27328	1.52559	1.77713	2.02789	2.52711
57	0.85229	0.99349	1.13445	1.27516	1.41564	1.69586	1.97513	2.25345	2.80722
58	0.92578	1.07907	1.23208	1.38480	1.53724	1.84127	2.14417	2.44594	3.04613
59	1.01045	1.17766	1.34453	1.51107	1.67726	2.00864	2.33868	2.66737	3.32077
60	1.11251	1.29648	1.48004	1.66318	1.84592	2.21017	2.57279	2.93379	3.65095
61	1.23692	1.44128	1.64513	1.84848	2.05132	2.45548	2.85763	3.25779	4.05214
62	1.38861	1.61779	1.84633	2.07422	2.30148	2.75409	3.20417	3.65174	4.53940
63	1.55885	1.81581	2.07196	2.32730	2.58185	3.08854	3.59205	4.09240	5.08370
64	1.73765	2.02372	2.30878	2.59285	2.87591	3.43908	3.99830	4.55360	5.65258

TABLE OF GUARANTEED COST OF INSURANCE RATES (non preferred underwriting classes)

Male Nicotine

Monthly Rates per Thousand

Attained Age	Substd B	Substd C	Substd D	Substd E	Substd F	Substd H	Substd J	Substd L	Substd P
18	0.13871	0.16181	0.18490	0.20798	0.23106	0.27719	0.32330	0.36938	0.46147
19	0.15120	0.17638	0.20154	0.22670	0.25185	0.30213	0.35238	0.40260	0.50295
20	0.15870	0.18512	0.21153	0.23794	0.26433	0.31710	0.36983	0.42253	0.52782
21	0.16619	0.19386	0.22152	0.24917	0.27681	0.33206	0.38727	0.44245	0.55269
22	0.17494	0.20406	0.23317	0.26227	0.29136	0.34951	0.40762	0.46569	0.58170
23	0.18243	0.21280	0.24316	0.27350	0.30383	0.36447	0.42506	0.48560	0.60656
24	0.19243	0.22445	0.25647	0.28847	0.32046	0.38441	0.44830	0.51215	0.63969
25	0.20367	0.23756	0.27145	0.30531	0.33917	0.40684	0.47445	0.54201	0.67696
26	0.21366	0.24922	0.28476	0.32028	0.35579	0.42677	0.49768	0.56854	0.71007
27	0.22615	0.26378	0.30139	0.33899	0.37657	0.45168	0.52672	0.60170	0.75144
28	0.22740	0.26524	0.30306	0.34086	0.37865	0.45417	0.52963	0.60501	0.75558
29	0.22615	0.26378	0.30139	0.33899	0.37657	0.45168	0.52672	0.60170	0.75144
30	0.22490	0.26232	0.29973	0.33712	0.37449	0.44919	0.52382	0.59838	0.74730
31	0.22490	0.26232	0.29973	0.33712	0.37449	0.44919	0.52382	0.59838	0.74730
32	0.22740	0.26524	0.30306	0.34086	0.37865	0.45417	0.52963	0.60501	0.75558
33	0.23364	0.27252	0.31138	0.35022	0.38904	0.46663	0.54414	0.62159	0.77626
34	0.24238	0.28271	0.32302	0.36331	0.40358	0.48406	0.56446	0.64479	0.80520
35	0.24987	0.29145	0.33300	0.37453	0.41604	0.49900	0.58188	0.66467	0.83001
36	0.26361	0.30746	0.35130	0.39510	0.43889	0.52639	0.61380	0.70111	0.87546
37	0.27859	0.32494	0.37125	0.41754	0.46381	0.55626	0.64861	0.74085	0.92503
38	0.29982	0.34968	0.39952	0.44933	0.49910	0.59856	0.69790	0.79712	0.99521
39	0.32104	0.37443	0.42778	0.48110	0.53439	0.64085	0.74718	0.85337	1.06534
40	0.34601	0.40354	0.46103	0.51848	0.57588	0.69058	0.80512	0.91950	1.14779
41	0.37846	0.44137	0.50423	0.56705	0.62982	0.75521	0.88041	1.00542	1.25487
42	0.41590	0.48502	0.55408	0.62308	0.69202	0.82973	0.96721	1.10447	1.37829
43	0.46082	0.53738	0.61387	0.69028	0.76662	0.91910	1.07129	1.22321	1.52620
44	0.51447	0.59990	0.68525	0.77051	0.85568	1.02576	1.19549	1.36487	1.70258
45	0.57060	0.66532	0.75993	0.85443	0.94882	1.13729	1.32532	1.51292	1.88684
46	0.62297	0.72635	0.82959	0.93271	1.03570	1.24129	1.44636	1.65092	2.05852
47	0.68157	0.79462	0.90752	1.02026	1.13285	1.35756	1.58166	1.80515	2.25029
48	0.71398	0.83238	0.95061	1.06867	1.18656	1.42184	1.65644	1.89037	2.35622
49	0.75137	0.87593	1.00031	1.12451	1.24851	1.49596	1.74266	1.98862	2.47831
50	0.80495	0.93835	1.07153	1.20450	1.33726	1.60212	1.86613	2.12929	2.65305
51	0.86848	1.01235	1.15596	1.29933	1.44244	1.72792	2.01240	2.29589	2.85991
52	0.95566	1.11387	1.27178	1.42938	1.58668	1.90037	2.21286	2.52415	3.14314
53	1.05402	1.22838	1.40238	1.57601	1.74928	2.09470	2.43866	2.78117	3.46183
54	1.17721	1.37179	1.56591	1.75957	1.95276	2.33779	2.72100	3.10239	3.85977
55	1.31651	1.53390	1.75071	1.96694	2.18261	2.61222	3.03956	3.46463	4.30805
56	1.45821	1.69876	1.93859	2.17772	2.41615	2.89091	3.36288	3.83209	4.76225
57	1.60853	1.87358	2.13778	2.40111	2.66360	3.18601	3.70504	4.22071	5.24206
58	1.72648	2.01073	2.29399	2.57626	2.85755	3.41720	3.97295	4.52483	5.61712
59	1.86299	2.16941	2.47468	2.77881	3.08179	3.68433	4.28235	4.87588	6.04960
60	2.02793	2.36109	2.69289	3.02332	3.35240	4.00652	4.65529	5.29875	6.56994
61	2.23241	2.59862	2.96318	3.32609	3.68736	4.40502	5.11621	5.82099	7.21157
62	2.47880	2.88470	3.28857	3.69041	4.09023	4.88386	5.66954	6.44736	7.97969
63	2.75212	3.20189	3.64915	4.09391	4.53619	5.41336	6.28076	7.13851	8.82546
64	3.03132	3.52571	4.01705	4.50537	4.99069	5.95237	6.90225	7.84047	9.68249

TABLE OF GUARANTEED COST OF INSURANCE RATES (non preferred underwriting classes)

Female Non Nicotine

Monthly Rates per Thousand

Attained Age	Substd B	Substd C	Substd D	Substd E	Substd F	Substd H	Substd J	Substd L	Substd P
18	0.05249	0.06124	0.06999	0.07873	0.08747	0.10496	0.12244	0.13991	0.17485
19	0.05624	0.06561	0.07498	0.08435	0.09372	0.11245	0.13118	0.14990	0.18733
20	0.05624	0.06561	0.07498	0.08435	0.09372	0.11245	0.13118	0.14990	0.18733
21	0.05749	0.06707	0.07665	0.08623	0.09580	0.11495	0.13409	0.15323	0.19149
22	0.05999	0.06999	0.07998	0.08997	0.09996	0.11994	0.13992	0.15988	0.19981
23	0.05999	0.06999	0.07998	0.08997	0.09996	0.11994	0.13992	0.15988	0.19981
24	0.06249	0.07290	0.08331	0.09372	0.10413	0.12494	0.14574	0.16654	0.20813
25	0.06249	0.07290	0.08331	0.09372	0.10413	0.12494	0.14574	0.16654	0.20813
26	0.06624	0.07728	0.08831	0.09934	0.11037	0.13243	0.15448	0.17653	0.22060
27	0.07124	0.08311	0.09497	0.10684	0.11870	0.14242	0.16613	0.18984	0.23723
28	0.07249	0.08456	0.09664	0.10871	0.12078	0.14492	0.16904	0.19317	0.24139
29	0.07749	0.09040	0.10330	0.11620	0.12911	0.15490	0.18069	0.20647	0.25801
30	0.07999	0.09331	0.10663	0.11995	0.13327	0.15990	0.18652	0.21313	0.26633
31	0.08499	0.09914	0.11329	0.12745	0.14159	0.16988	0.19816	0.22644	0.28295
32	0.08998	0.10497	0.11996	0.13494	0.14992	0.17987	0.20981	0.23974	0.29957
33	0.09498	0.11080	0.12662	0.14243	0.15824	0.18986	0.22146	0.25304	0.31619
34	0.10248	0.11955	0.13661	0.15367	0.17073	0.20483	0.23892	0.27300	0.34111
35	0.11123	0.12975	0.14827	0.16678	0.18529	0.22230	0.25929	0.29627	0.37017
36	0.11872	0.13849	0.15826	0.17802	0.19778	0.23727	0.27675	0.31622	0.39508
37	0.12872	0.15015	0.17158	0.19300	0.21442	0.25723	0.30003	0.34280	0.42828
38	0.13371	0.15598	0.17824	0.20049	0.22274	0.26721	0.31167	0.35609	0.44488
39	0.14121	0.16472	0.18823	0.21173	0.23522	0.28218	0.32912	0.37603	0.46977
40	0.14995	0.17492	0.19988	0.22483	0.24978	0.29964	0.34948	0.39928	0.49880
41	0.15870	0.18512	0.21153	0.23794	0.26433	0.31710	0.36983	0.42253	0.52782
42	0.16869	0.19678	0.22485	0.25291	0.28097	0.33704	0.39309	0.44909	0.56098
43	0.18118	0.21134	0.24149	0.27163	0.30175	0.36197	0.42215	0.48228	0.60242
44	0.19617	0.22882	0.26146	0.29409	0.32670	0.39188	0.45702	0.52210	0.65212
45	0.21366	0.24922	0.28476	0.32028	0.35579	0.42677	0.49768	0.56854	0.71007
46	0.23364	0.27252	0.31138	0.35022	0.38904	0.46663	0.54414	0.62159	0.77626
47	0.25862	0.30164	0.34464	0.38762	0.43058	0.51643	0.60219	0.68786	0.85894
48	0.28609	0.33367	0.38123	0.42876	0.47626	0.57119	0.66601	0.76072	0.94981
49	0.31605	0.36861	0.42113	0.47363	0.52608	0.63090	0.73559	0.84014	1.04885
50	0.35100	0.40936	0.46768	0.52595	0.58418	0.70053	0.81671	0.93273	1.16427
51	0.38970	0.45447	0.51919	0.58386	0.64848	0.77757	0.90646	1.03514	1.29191
52	0.43337	0.50538	0.57733	0.64921	0.72104	0.86449	1.00770	1.15066	1.43583
53	0.48079	0.56065	0.64043	0.72014	0.79977	0.95880	1.11752	1.27594	1.59186
54	0.53069	0.61880	0.70683	0.79476	0.88260	1.05799	1.23301	1.40766	1.75585
55	0.58432	0.68130	0.77817	0.87493	0.97158	1.16453	1.35703	1.54908	1.93183
56	0.64666	0.75395	0.86110	0.96811	1.07498	1.28830	1.50108	1.71330	2.13609
57	0.71148	0.82947	0.94729	1.06494	1.18243	1.41689	1.65069	1.88382	2.34808
58	0.78127	0.91077	1.04007	1.16916	1.29805	1.55522	1.81159	2.06715	2.57588
59	0.85104	0.99204	1.13279	1.27330	1.41357	1.69340	1.97227	2.25018	2.80317
60	0.92329	1.07617	1.22877	1.38109	1.53312	1.83634	2.13844	2.43942	3.03804
61	1.00173	1.16751	1.33296	1.49807	1.66286	1.99142	2.31867	2.64460	3.29253
62	1.08762	1.26751	1.44700	1.62610	1.80480	2.16105	2.51573	2.86887	3.57052
63	1.17597	1.37034	1.56426	1.75771	1.95071	2.33534	2.71815	3.09915	3.85576
64	1.27174	1.48181	1.69133	1.90032	2.10877	2.52408	2.93726	3.34833	4.16418

TABLE OF GUARANTEED COST OF INSURANCE RATES (non preferred underwriting classes)

Female Nicotine

Monthly Rates per Thousand

Attained Age	Substd B	Substd C	Substd D	Substd E	Substd F	Substd H	Substd J	Substd L	Substd P
18	0.06249	0.07290	0.08331	0.09372	0.10413	0.12494	0.14574	0.16654	0.20813
19	0.06749	0.07873	0.08998	0.10122	0.11245	0.13493	0.15739	0.17985	0.22476
20	0.07249	0.08456	0.09664	0.10871	0.12078	0.14492	0.16904	0.19317	0.24139
21	0.07624	0.08894	0.10164	0.11433	0.12703	0.15241	0.17778	0.20315	0.25386
22	0.08124	0.09477	0.10830	0.12183	0.13535	0.16239	0.18943	0.21646	0.27048
23	0.08374	0.09768	0.11163	0.12557	0.13951	0.16739	0.19525	0.22311	0.27879
24	0.08998	0.10497	0.11996	0.13494	0.14992	0.17987	0.20981	0.23974	0.29957
25	0.09623	0.11226	0.12828	0.14431	0.16032	0.19235	0.22437	0.25637	0.32034
26	0.10123	0.11809	0.13495	0.15180	0.16865	0.20234	0.23601	0.26967	0.33695
27	0.10873	0.12683	0.14494	0.16304	0.18113	0.21731	0.25347	0.28962	0.36187
28	0.11497	0.13412	0.15326	0.17240	0.19153	0.22979	0.26802	0.30624	0.38263
29	0.12372	0.14432	0.16492	0.18551	0.20610	0.24726	0.28839	0.32951	0.41168
30	0.12872	0.15015	0.17158	0.19300	0.21442	0.25723	0.30003	0.34280	0.42828
31	0.13996	0.16326	0.18656	0.20985	0.23314	0.27969	0.32621	0.37271	0.46562
32	0.14871	0.17346	0.19822	0.22296	0.24770	0.29715	0.34657	0.39596	0.49465
33	0.15995	0.18658	0.21320	0.23981	0.26641	0.31959	0.37274	0.42585	0.53197
34	0.17369	0.20260	0.23151	0.26040	0.28928	0.34702	0.40471	0.46237	0.57756
35	0.19118	0.22300	0.25480	0.28660	0.31838	0.38192	0.44540	0.50883	0.63555
36	0.20616	0.24048	0.27477	0.30906	0.34332	0.41182	0.48026	0.54864	0.68523
37	0.22365	0.26087	0.29807	0.33525	0.37242	0.44670	0.52092	0.59507	0.74317
38	0.23489	0.27397	0.31304	0.35209	0.39111	0.46912	0.54705	0.62490	0.78039
39	0.24987	0.29145	0.33300	0.37453	0.41604	0.49900	0.58188	0.66467	0.83001
40	0.26486	0.30892	0.35296	0.39697	0.44096	0.52888	0.61670	0.70442	0.87960
41	0.28234	0.32930	0.37624	0.42315	0.47004	0.56372	0.65731	0.75078	0.93742
42	0.30357	0.35405	0.40451	0.45493	0.50533	0.60602	0.70660	0.80705	1.00759
43	0.32853	0.38316	0.43776	0.49231	0.54684	0.65577	0.76456	0.87321	1.09008
44	0.35724	0.41664	0.47599	0.53529	0.59456	0.71296	0.83119	0.94925	1.18487
45	0.39094	0.45592	0.52085	0.58573	0.65055	0.78005	0.90935	1.03845	1.29603
46	0.42838	0.49956	0.57069	0.64175	0.71275	0.85456	0.99613	1.13746	1.41940
47	0.47580	0.55483	0.63379	0.71267	0.79148	0.94888	1.10597	1.26276	1.57545
48	0.53443	0.62316	0.71181	0.80035	0.88881	1.06543	1.24167	1.41753	1.76813
49	0.60053	0.70019	0.79974	0.89916	0.99847	1.19673	1.39450	1.59180	1.98498
50	0.67284	0.78445	0.89591	1.00722	1.11838	1.34025	1.56152	1.78219	2.22175
51	0.75137	0.87593	1.00031	1.12451	1.24851	1.49596	1.74266	1.98862	2.47831
52	0.83734	0.97608	1.11458	1.25285	1.39089	1.66627	1.94072	2.21426	2.75856
53	0.92827	1.08197	1.23539	1.38852	1.54136	1.84620	2.14989	2.45246	3.05421
54	1.02788	1.19795	1.36768	1.53705	1.70607	2.04307	2.37868	2.71290	3.37722
55	1.13242	1.31965	1.50646	1.69285	1.87880	2.24945	2.61841	2.98569	3.71525
56	1.24438	1.44997	1.65503	1.85959	2.06363	2.47018	2.87470	3.27720	4.07616
57	1.36375	1.58887	1.81336	2.03724	2.26050	2.70519	3.14744	3.58726	4.45968
58	1.47934	1.72333	1.96659	2.20913	2.45095	2.93242	3.41102	3.88677	4.82980
59	1.60729	1.87214	2.13613	2.39927	2.66155	3.18358	3.70222	4.21751	5.23810
60	1.74014	2.02661	2.31207	2.59653	2.87999	3.44394	4.00393	4.55999	5.66046
61	1.87788	2.18671	2.49438	2.80088	3.10622	3.71343	4.31605	4.91410	6.09666
62	2.03289	2.36685	2.69944	3.03067	3.36053	4.01620	4.66649	5.31144	6.58554
63	2.18781	2.54682	2.90425	3.26009	3.61435	4.31819	5.01581	5.70727	7.07194
64	2.35130	2.73668	3.12023	3.50196	3.88186	4.63626	5.38349	6.12363	7.58290

3